UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2011
Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

One Technology Way, Norwood, MA	02062

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 30, 2011, John Doyle informed the Board of Directors of the Company that he has decided not to stand for re-election at the next annual meeting of the Company’s stockholders. Mr. Doyle will continue to serve as a director of the Company until his term expires at the 2012 annual meeting. Mr. Doyle is a member of the Company’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Doyle’s decision to not stand for re-election to the Board of Directors of the Company is not due to any disagreement with the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2011	ANALOG DEVICES, INC.
	By:	/s/ Margaret K. Seif
Margaret K. Seif
Vice President, General Counsel and Secretary